Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of April 11, 2006, among DEVCON SECURITY HOLDINGS, INC., a Florida corporation (“Holdings”), DEVCON SECURITY SERVICES CORP., a Delaware Corporation (“Services”), COASTAL SECURITY COMPANY, a Delaware corporation (“Coastal”), COASTAL SECURITY SYSTEMS, INC., a Delaware corporation (“Systems”), CENTRAL ONE, INC., a Florida corporation (“Central One”), GUARDIAN INTERNATIONAL INC., a Florida corporation (“Guardian”), MUTUAL CENTRAL ALARM SERVICES INC., a New York corporation (“Mutual”), STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES INC., a New York corporation (“Stat-Land”), PRECISION SECURITY SYSTEMS, INC., a Florida corporation (“Precision”, together with Holdings, Services, Coastal, Systems, Central One, Guardian, Mutual and Stat-Land, are hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), and CAPITALSOURCE FINANCE LLC, as Agent (in such capacity, the “Agent”), for the Lenders parties thereto and as a Lender. All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement described below.

W I T N E S S E T H:

A. Borrowers, Agent and Lenders have entered into that certain Credit Agreement dated as of November 10, 2005, as modified by that certain First Amendment to Credit Agreement, Master Reaffirmation and Joinder to Loan Documents, dated March 6, 2006 (as amended hereby and as may from time to time be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which Agent and Lenders made Loans and other financial accommodations to Borrowers, subject to the terms and conditions set forth in the Credit Agreement, and have entered into the other Loan Documents.

B. Borrowers have requested that the Credit Agreement be amended as set forth herein, and Agent and the Lenders are, subject to the terms hereof, willing to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned hereby agrees as follows:

1.	Amendments to Credit Agreement. The Credit Agreement hereby is amended as follows:

(a)	Subsection (c) of the definition of “Qualified Retail RMR” in Section 1 of the Credit Agreement is hereby amended by deleting the reference to “March 31, 2001” and inserting “April 17, 2006” in substitution thereof.

(b)	Section 2.5(b) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in substitution thereof:

(b) As of the Closing Date, each Relationship Bank shall have entered into an Account Control Agreement with Agent, for the benefit of itself and Lenders, and the applicable Borrower, governing all Bank Accounts with such Relationship Bank. As of the Closing Date, the Borrowers shall maintain one or more lockbox accounts (individually and collectively, the “Lockbox Account”) with one or more banks acceptable to Agent (each, a “Lockbox Bank”), and shall execute with each Lockbox Bank one or more agreements acceptable to Agent (individually and collectively, the “Lockbox Agreement”), and such other agreements related thereto as Agent may require. Borrowers shall ensure that all collections of Borrowers’ Accounts and all other cash payments received by Borrowers are paid and delivered directly from Account Debtors and other Persons into the appropriate Lockbox Account. The Lockbox Agreements shall provide that upon receipt of written notice (a “Lockbox Notice”) from Agent the Lockbox Banks immediately will transfer all funds paid into the Lockbox Accounts into a depository account or accounts (specified in the Lockbox Agreement or to be specified in such written notice) maintained by Agent or an Affiliate of Agent at such bank as Agent may communicate to Borrower from time to time (the “Concentration Account”). A Lockbox Notice may be issued by Agent to the Lockbox Bank(s) under the conditions set forth in Section 10.2(b) of this Agreement. Notwithstanding and without limiting any other provision of any Loan Document, Agent shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this Section 2.5(b) in such order and manner as determined by Agent. Except to the extent applied to reduce the obligations under the Bridge Loan and related Bridge Loan Documents, all funds transferred to the Concentration Account for application to the Obligations under this Agreement shall be applied to reduce the Obligations under this Agreement. If as the result of collections of Accounts and/or any other cash payments received by any Borrower pursuant to this Section 2.5(b) a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of a Borrower, but shall be available to Borrowers upon Borrowers’ written request. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, Borrowers and each Affiliate of a Borrower shall direct all collections or proceeds it receives on Accounts or from other Collateral to the account(s) and in the manner specified by Agent in its sole discretion.

(c)	Section 9.1 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in substitution thereof:

9.1	Maximum Leverage Ratio.

Holdings and its Subsidiaries shall maintain at all times, to be measured on a consolidated basis at the end of each Fiscal Month, a Qualifying Retail RMR Leverage Ratio of not greater than 26.0 to 1.0.

(d)	Section 10.2(b) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in substitution thereof:

(b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Commitment with respect to further Advances; (ii) reduce the Commitment from time to time; (iii) declare all or any portion of the Obligations (other than Obligations in respect of hedging obligations or interest rate swaps obligations permitted hereunder), including all or any portion of the Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by all Borrowers; (iv) issue a Lockbox Notice (as defined in Section 2.5(b) of this Agreement) to the Lockbox Banks(s); or (v) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC; provided, that upon the occurrence of an Event of Default specified in Sections 10.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations (other than Obligations in respect of hedging obligations or interest rate swaps obligations permitted hereunder), including the Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

2.	Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)	Delivery of Documents. This Amendment shall have been delivered to Agent, duly authorized and executed and in form and substance reasonably satisfactory to Agent.

(b)	Expenses. Agent shall have received payment in full of $3000 as an amendment fee and shall have received any other fees and expenses payable to it by Borrowers or any other Person in connection herewith, including, without limitation reasonable attorneys’ fees and expenses in connection with the negotiation, documentation and execution of this Amendment.

(c)	No Default or Event of Default. No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.

3.	Representations and Warranties.

(a)	Each Borrower hereby confirms to the Agent and Lenders that the representations and warranties set forth in the Credit Agreement and each of the other Loan Documents, as amended by this Amendment, made by such Borrower are true and correct in all material respects as of the date hereof and shall be deemed to be remade as of the date hereof (except to the extent such representations and warranties (x) expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, or (y) is qualified by materiality or has a Material Adverse Effect qualifier (in which case such representation or warranty shall be true and correct in all respects)).

(b)	Each Borrower hereby represents and warrants to the Agent and Lenders that: (i) it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder; (ii) upon the execution and delivery hereof, this Amendment shall be valid, binding and enforceable upon it in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and laws relating to the availability of equitable remedies); (iii) the execution and delivery of this Amendment do not and shall not contravene, conflict with, violate or constitute a default under (A) the articles or certificate of incorporation, by-laws or other constituent documents, if applicable, or (B) any applicable law, rule, regulation, judgment, decree or order or any material agreement, indenture or instrument to which it is a party or is bound or which is binding upon or applicable to all or any portion of it property; and (iv) no Default or Event of Default exists.

4.	Miscellaneous.

(a)	No Further Amendments; Ratification of Liability; Effect. Each of the Loan Documents shall remain in full force and effect in accordance with their respective terms. Each Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Loan Documents and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by Agent or any Lender of such liabilities, obligations and agreements, (ii) Agent and each Lender have fully performed all of their respective obligations to such Persons which Agent or such Lender may have had or has on and as of the date hereof and (iii) by Agent’s execution hereof, neither Agent nor any Lender waives, diminishes or limits any term, condition or covenant contained in any of the Loan Documents.

(b)	Successors and Assigns. This Amendment shall be binding upon each Borrower and its respective successors and assigns and shall inure to the benefit of Agent and each Lender and their respective successors and assigns.

(c)

Release. Notwithstanding any other provision of any Loan Document, each Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself (the “Releasing Party”), hereby fully and completely releases and forever discharges each Indemnified Person and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that the Releasing Party has against any of the Released Parties as of the date of this Amendment (“Losses”), other than Losses resulting from the gross negligence or willful misconduct of the Released Party. Each Borrower acknowledges that the foregoing release is a material inducement to (a) Lender’s decision to enter into this Amendment, (b) Lender’s decision to extend to Borrowers the financial accommodations hereunder and has been relied upon by each Lender in agreeing to make the Advances and (c) CapitalSource Finance LLC’s decision to serve as Agent.

(d)	Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

(e)	Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)	Merger. This Amendment represents the final agreement of each Borrower with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, between any of Borrowers on the one hand and Agent and the Lenders on the other hand.

(g)	Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by each of the undersigned as of the day and year first set forth above.

DEVCON SECURITY HOLDINGS, INC., a Florida corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

DEVCON SECURITY SERVICES CORP., a Delaware corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

COASTAL SECURITY COMPANY, a Delaware corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

COSTAL SECURITY SYSTEMS, INC., a Delaware corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

CENTRAL ONE, INC., a Florida corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

GUARDIAN INTERNATIONAL, INC., a Florida corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

MUTUAL CENTRAL ALARM SERVICES INC., a New York corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	Executive Vice President

STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES INC., a New York corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	Executive Vice President

PRECISION SECURITY SYSTEMS, INC., a Florida corporation

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

CAPITALSOURCE FINANCE LLC, as Agent for the Lenders

By:	/s/ Thomas B. Pagnani
Name: Title:	Thomas B. Pagnani Director HealthCare and Specialty Finance Business